Exhibit 4.2

                             REGISTRATION AGREEMENT


            THIS REGISTRATION AGREEMENT (this "Agreement") is entered into as of May 27, 1999 by and among WestPoint Stevens Inc., a Delaware corporation (the "Company"), Green Capital IV, L.P., a Georgia limited partnership ("GCIV") and each of the persons listed on the signature page hereto (the "Sellers"). Capitalized terms that are used herein but not otherwise defined herein are defined in Section 1.1.

                                   RECITALS

            WHEREAS, GCIV intends to distribute shares of common stock, par value $0.01 per share, of the Company (the "Common Stock") in redemption of certain limited partnership interests in GCIV (the "Redemption");

            WHEREAS, as a result of the Redemption, the Sellers will receive an aggregate of 1,164,667 shares of Common Stock (the "Shares");

            WHEREAS, the Company has filed a registration statement relating to the resale of the Shares under the Securities Act; and

            WHEREAS, the Company, GCIV and the Seller desire to enter into an agreement with respect to the registration of the Shares for resale by the Sellers;

            NOW, THEREFORE, for good and valuable consideration, the receipt of which is acknowledged by the parties, the parties agree as follows:


                                   ARTICLE I

                                  DEFINITIONS


1.1 As used in this Agreement, the following terms have the following meanings:

            (a)   "Commission" means the Securities and Exchange Commission;

            (b) "Exchange Act" means the federal Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at any particular time;

            (c) "holder of Registrable Securities" means any of the Sellers which at the relevant time is the holder of record of Registrable Securities;


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            (d)   "Common Stock" means the common stock, par value $0.01 per share, of the Company;

            (e) "Person" means a corporation, association, joint venture, partnership, trust, business, individual, government or political subdivision thereof, or any governmental agency;

            (f) "Register", "registered" and "registration" refer to a registration of the Common Stock effected by preparing and filing a Registration Statement in compliance with the Securities Act and the declaration or ordering of the effectiveness of such Registration Statement;

            (g)   "Registrable Securities" means the Shares;

            (h) "Registration Period" has the meaning set forth in Section 2.3 hereof;

            (i) "Registration Expenses" means all expenses incurred by the Company in complying with Section 2.1 and Section 2.3 hereof, including, without limitation, all registration and filing fees; printing expenses; messenger, telephone and delivery charges; fees and expenses of counsel for the Company and GCIV; state "blue sky" fees and expenses; and accountants' expenses, including without limitation any special audits incident to or required by any such registration; but excluding any fees and expenses of counsel for the Sellers which fees and expenses will be borne by the Sellers;

            (j) "Registration Statement" means, the Registration Statement on Form S-3 (File No. 333-78695) under the Securities Act covering the Registrable Securities and all amendments, supplements, exhibits, prospectuses, and qualifications and compliances thereto (including, without limitation, in connection with applicable blue sky or other state securities laws in connection therewith designated by the underwriter selected under Section 2.1(b));

            (k) "Securities Act" means the federal Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at any particular time;

            (l) "Underwriting Costs" means, in respect of any underwriting agreement or any agreement with any broker, dealer or other agent with respect to the sale of Registrable Securities, all fees, commissions, discounts and other expenses payable to or deductible from payments by the underwriter, broker, dealer or other agent under such agreement (including, without limitation, discounts in respect of the price paid by the underwriter for the Registrable Securities).


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                                  ARTICLE II

                            REGISTRATION PROVISIONS

            2.1   Registration.

            (a) Filing of Registration Statement. As soon as practicable after the date hereof the Company shall use its reasonable efforts on behalf of each of the Sellers, to cause the Registration Statement to become effective to permit the offer, sale and distribution as described in the Registration Statement relating to the Registrable Securities of the Registrable Securities by each of the Sellers.

            (b) Underwriting. In respect of the registration of the Registrable Securities, the Sellers may elect to sell such securities in an underwritten offering in which case the underwriter shall be selected by the Company, subject to the approval of the Sellers, which approval shall not be unreasonably withheld. The Company and the holders of Registrable Securities which are included in the registration shall enter into any underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting.

            2.2 Registration Expenses. All Registration Expenses incurred by the Company in connection with any registration, qualification, or compliance pursuant to this Agreement, shall be borne by GCIV. All other costs incurred by the Sellers in connection with the Registration Statement, including without limitation all Underwriting Costs and the fees and disbursements of the Sellers' respective counsels and fees and disbursements of the underwriters and their counsel, shall be borne by the Sellers of the securities sold, pro rata on the basis of the number of their shares so sold in the case of an underwritten offering and otherwise by each Seller with respect to the securities sold by such Seller.

            2.3 Registration Procedures. (a) The Company shall keep each holder of Registrable Securities advised as to the initiation, progress, and effective date of the Registration Statement and, the Company shall:

                  (i) subject to Section 2.3(b) below, keep the Registration Statement, effective for the lesser of (A) a period of 60 days (plus any number of days that the holders of Registrable Securities are unable to use a prospectus pursuant to Section 2.3(b) below) or (B) a period until each such holder shall have completed the distribution described in the Registration Statement (the lesser of (A) and (B) being herein referred to as the "Registration Period");

                  (ii) furnish such number of prospectuses (including preliminary prospectuses) and other documents filed with the Commission as part of the Registration Statement as such holders from time to time may reasonably request;

                  (iii) advise each underwriter under Section 2.1(b) and holder of Registrable Securities (A) when prior to the termination of the offering by such


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                        underwriter or holder, any amendment to any Registration
                        Statement shall have been filed or become effective, (B) of any request by the Commission for any amendment or supplement to any Registration Statement for any additional information, (C) of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the threatening of any proceeding for that purpose and (D) the receipt by the Company of any notification with respect to the suspension of the qualification of any shares of Common Stock for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

                  (iv) if a stop-order is threatened, use its reasonable efforts to prevent the issuance of any stop order in respect of any Registration Statement and, if issued, to obtain as soon as possible the withdrawal thereof; and

                  (v) make generally available to its security holders an earnings statement or statements of the Company and its subsidiaries in accordance with Section 11(a) of the Securities Act and Rule 158 of the Securities Act.

            (b) (i) If, within the Registration Period, there occurs any development or any event which makes any statement in the Registration Statement or any post-effective amendment thereto, or any document incorporated therein by reference, untrue in any material respect or which requires the making of any changes in the Registration Statement or post-effective amendment thereto or prospectus or amendment or supplement thereto, so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, in the light of the circumstances under which they were made) not misleading, the Company shall immediately notify each holder of Registrable Securities included in such registration of the occurrence thereof and, as soon as reasonably practicable, prepare and furnish to each such holder, a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to purchasers of Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each holder of Registrable Securities agrees that, upon receipt of any notice from the Company pursuant to this Section 2.3(b), such holder shall forthwith discontinue disposition of Registrable Securities until it shall have received copies of such amended or supplemented prospectus, and, if so directed by the Company, shall deliver to the Company all copies, other than permanent file copies, then in its possession of the prospectus covering Registrable Securities at the time of receipt of such notice.

                  (ii) In addition, and without limiting the provisions of Subparagraph 2.3(b)(i), each holder of Registrable Securities agrees, if so requested by the Company, not to effect any sale of Registrable Securities pursuant to the Registration Statement for any period deemed necessary (A) by the Company or any underwriter in connection with the offering of Common Stock pursuant to an underwritten offering pursuant to demand registration rights granted to any person or (B) by the Company in connection with any proposal or plan by the Company to engage in any financing or material acquisition or disposition by the Company or any subsidiary thereof of the capital stock or substantially all the assets of any other person (other than in the ordinary course of business), any


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
tender offer or any merger, consolidation, corporate reorganization or restructuring or other similar transaction material to the Company and its subsidiaries taken as a whole. The Company agrees that the effective period in respect of the Registration Statement shall be extended by a period which is not less than the aggregate number of days included in the periods during which holders suspended sales or shares of Common Stock pursuant to the Registration Statement at the Company's request. Any period within the effective period during which the Company does not keep the Registration Statement effective and usable for resales of Registrable Securities is hereafter referred to as a "Suspension Period." A Suspension Period shall commence on and include the date on which the Company provides notice to the holders of Registerable Securities that the Registration Statement is no longer effective or that the prospectus included in the Registration Statement is no longer usable for resales of shares of Common Stock and shall end on the date when each holder of Registrable Securities covered by the Registration Statement either receives copies of the supplemented or amended prospectus or is advised in writing by the Company that use of the prospectus may be resumed. If one or more Suspension Periods occur, the effective period for the Registration Statement shall be extended by a period which is not less than the aggregate number of days included in all Suspension Periods. The Company agrees that all Suspension Periods, in the aggregate, shall not exceed 90 days.

            (c) If requested by the underwriters for any underwritten offering of Registrable Securities under Section 2.1(b), the Company will enter into an underwriting agreement with such underwriters for such offering, such agreement to contain such representations and warranties by the Company and such other terms and provisions (including without limitation, provisions with respect to indemnification and contribution) as are customarily contained in underwriting agreements with respect to secondary distributions, and providing for delivery of an opinion and letter regarding negative assurances of counsel for the Company dated the date of each closing under the underwriting agreement, and providing that the Company shall use its best efforts to furnish a "cold comfort" letter signed by independent public accountants who have audited the Company's financial statements included in such registration statement, respectively, in each such case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities and such other matters as the underwriters reasonably request and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements. The holders of Registrable Securities, on whose behalf the Registrable Securities are to be distributed by such underwriters and/or from which the underwriters shall acquire the Registrable Securities, shall be parties to and comply with the provisions of any such underwriting agreement.

            (d) In connection with the preparation and filing of amendments and supplements to the Registration Statement under the Securities Act, the Company will give the underwriters, if any, and their counsel and accountants, such reasonable and customary access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified the Company's financial statements as shall be necessary, in the opinion of such underwriters or their respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

            2.4 Indemnification. (a) With respect to the Registration Statement, the Company shall indemnify GCIV and each holder of Registrable Securities whose securities are included therein,


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
and their respective its directors, officers and partners, and each Person who controls (within the meaning of the Securities Act) any of GCIV or such holder (such Persons being collectively referred to as "affiliated indemnitee"), from and against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on:

                  (i) any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statement;

                  (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading; or

                  (iii) any violation by the Company of the Securities Act or the Exchange Act or any rule or regulation promulgated thereunder applicable to the Company, or any blue sky or state securities laws or any rule or regulation promulgated thereunder applicable to the Company, in each case, relating to action or inaction required of the Company in connection with any such Registration Statement, and will reimburse each such Person entitled to indemnity hereunder for any legal and other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided that, the foregoing indemnity and reimbursement obligation shall not be applicable to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement (or alleged untrue statement) or omission (or alleged omission) made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such a holder specifically for use in such prospectus, offering circular or other document; and further provided that, with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, the indemnity agreement contained in this Section 2.4(a) shall not inure to the benefit of any holder or its affiliated indemnitees to the extent that any such losses, claims, damages or liabilities of such holder or its affiliated indemnitees result from the fact that there was not sent or given to any person who purchased Registrable Securities in connection with such registration, at or prior to the written confirmation of the sale of Registrable Securities to such person, a copy of the prospectus relating to such registration, as then amended or supplemented (exclusive of material incorporated by reference), if the Company had previously furnished copies thereof to such holder.

            (b) Each holder of Registrable Securities which are included in the Registration Statement shall indemnify the Company, its directors and officers, each other holder of Registerable Securities included in the Registration Statement and each Person who controls (within the meaning of the Securities
Act) the Company or any such other holder from and against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on

                  (i) any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement;



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                  (ii)  any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or

                  (iii) any violation by such holder of the Securities Act or any rule or regulation promulgated thereunder applicable to such holder, or of any blue sky or other state securities law or any rule or regulation promulgated thereunder applicable to such holder, in each case, relating to action or inaction required of such holder in connection with any Registration Statement, and will reimburse each such Person entitled to indemnity hereunder for any legal and other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, expense, liability or action, but in each case only to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company or on behalf of such holder specifically for use therein. The liability of each holder of Registrable Securities pursuant to the foregoing agreement as to indemnification shall be limited to the value of any Registrable Securities then held by such holder plus the net proceeds previously received by such holder from the sale of any Registrable Securities.


            (c) Each party entitled to indemnification under this Section 2.4 (an "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after the Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that

                  (i) counsel for the Indemnifying Party who shall conduct the defense of any such claim or any litigation shall be approved by the Indemnified Party (such approval not to be unreasonably withheld);

                  (ii) the Indemnified Party may participate in such defense at the Indemnified Party's expense (provided that the Indemnified Party or Indemnified Parties shall have the right to employ one counsel to represent it or them if, in the reasonable judgment of the Indemnified Party or Indemnified Parties, it is advisable for it or them to be represented by separate counsel by reason of having legal defenses which are different from or in addition to those available to the Indemnifying Party, and in that event the fees and expenses of such one counsel shall be paid by the Indemnifying Party); and

                  (iii) failure of any Indemnified Party to give notice as
                        provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2.4 except to the extent the Indemnifying Party is prejudiced thereby.

No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party (which consent may not be unreasonably withheld), consent to entry of any


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judgment or enter into any settlement (which judgment or settlement would be adverse to and binding upon such Indemnified Party) of any claim for which such Indemnified Party may seek indemnification hereunder. Notwithstanding the foregoing, an Indemnifying Party in defense of any such claim or litigation may consent to entry of any such judgment or enter any settlement if such judgment or settlement (i) includes an unconditional release of each Indemnified Party from all liability arising out of such claim or litigation and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party.

            (d) If the indemnification provided for in this Section 2.4 shall for any reason be unavailable to an Indemnified Party in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to herein, then each Indemnifying Party shall in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability, or action in respect thereof, in such proportion as shall be appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party on the one hand or the Indemnified Party on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. In no event however, shall a holder of Registrable Securities be required to contribute in excess of the amount of the net proceeds received by such holder in connection with the sale of Registrable Securities in the offering which is the subject of such loss, claim, damage or liability. The amount paid or payable by an Indemnified Party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this paragraph shall be deemed to include, for purposes of this paragraph, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act)) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            2.5 Information by Holders. If Registrable Securities of a holder are to be included in any registration, such holder shall use its reasonable best efforts diligently to furnish to the Company such information and cause the underwriter to furnish to the Company such information, regarding itself and the distribution proposed by such holder as the Company may reasonably request and as shall be required in connection with any Registration Statement. For purposes of this Section 2.5, each holder of Registrable Securities has furnished the plan of distribution set forth in Exhibit B hereto and subject to any applicable legal requirements, the Company shall include such plan of distribution in the Registration Statement; provided that the holders will furnish any proposed changes to the plan of distribution (including those required by applicable law) to the Company in writing immediately upon deciding to make such proposed change in a manner that allows the Company to include such information in the Registration Statement and to take other appropriate action, including, without limitation, the negotiation and execution of any underwriting agreements.




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
                                  ARTICLE III

           REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY


            The Company hereby represents, warrants and covenants to GCIV and the Sellers as follows:

            (a) It is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

            (b) It has the corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby and has taken all necessary corporate action to authorize its execution, delivery and performance of this Agreement and the consummation by it of the transactions contemplated hereby.

            (c) Neither the execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby nor the compliance by it with the terms and provisions hereof

                  (i) violates any applicable law, regulation, order, determination or decree;

                  (ii) conflicts with or results in any breach of any term, condition or provision of, or constitutes or will constitute (with due notice or lapse of time or both) a default under, or pursuant to the terms of, any mortgage, deed of trust or other agreement or instrument to which it is a party or by which it or any of its properties is bound; or

                  (iii) conflicts with its by-laws, certificate of incorporation or other charter documents.

            (d)    (i)  No consents of, filings with, authorizations or
                        other actions of, any governmental authority are required to be received, made or filed by, or taken on behalf of, it for its execution, delivery and performance of this Agreement, other than in respect of the registration of the Common Stock.

                  (ii) This Agreement has been duly authorized by it and this Agreement has been duly executed and delivered by it and, assuming due authorization (other than by the other parties hereto who are natural persons), execution and delivery by the other parties hereto and that such other parties have full power, authority and legal right to enter into and perform their obligations hereunder, constitutes a legal, valid and binding obligation of it enforceable against it in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and


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
                        general principles of equity (regardless of whether considered in a proceeding in equity or at law).


                                   ARTICLE V

                        REPRESENTATIONS AND WARRANTIES
                            OF THE SELLERS and GCIV

            5.1 The Sellers. Each Seller, severally and not jointly, represents and warrants as follows:

            (a) Such Seller has full right, power and authority to enter into this Agreement to perform its obligations hereunder and to consummate the transactions contemplated hereby.

            (b) This Agreement has been duly executed and delivered by such Seller and, assuming due authorization (other than by the other parties hereto who are natural persons), execution and delivery by the other parties hereto and that such other parties have full power, authority and legal right to enter into and perform their obligations hereunder, this Agreement constitutes a legal, valid and binding obligation of such Seller enforceable against it in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general principles of equity (regardless of whether considered in a proceeding in equity or at law).

            (c) Such Seller has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in manipulation of the price of any security of the Company to facilitate the sale or resale of the Registrable Securities.

            5.2 GCIV. GCIV represents and warrants to the Company as follows:

            (a) GCIV is a limited partnership validly existing under the laws of the state of Georgia.

            (b) GCIV has the corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the consummation by it of the transactions contemplated hereby.



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                                  ARTICLE VI

                                 MISCELLANEOUS

            6.1 Notices. All notices and other communications hereunder shall be in writing and shall be sent by registered or certified mail (return receipt requested), facsimile or express courier or delivered in person to the address set forth below:

            (a)   in the case of the Sellers and GCIV at:

                  Green Capital IV, L.P.
                  Atlanta Financial Center
                  3343 Peachtree Road, N.E.
                  Suite 1420
                  Atlanta, Georgia 30326

                  Attention:  Holcombe T. Green, Jr.
                  Telecopier: (404) 266-8677

            with a copy to Jones, Day, Reavis & Pogue:

                  Suite 3500
                  303 Peachtree Street, N.E.
                  Atlanta, Georgia  30308

                  Attention:  John E. Zamer, Esq.
                  Telecopier: (404) 581-8330

            (b) in the case of the Company at:

                  1185 Avenue of the Americas
                  New York, New York 10036

                  Attention:  Tom Ward
                  Telecopier: (212) 930-3898

            with a copy to Weil, Gotshal & Manges LLP:

                  767 Fifth Avenue
                  New York, New York  10153
                  Attention:  Howard Chatzinoff, Esq.
                  Telecopier:  212-310-8007

            (c) in the case of the Sellers at the addresses as set forth on
Schedule I hereto.

            6.2 Non-Waiver of Remedies and Actions By Holders. No course of dealing between the Company or the holder of any Registrable Securities or any delay on the part of such


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holder or the Company in exercising any rights available to such holder shall operate as a waiver of any right of such holder, except to the extent expressly waived in writing by such holder.

            6.3 Headings. The headings in this Agreement are for purposes of reference only and shall not be considered in construing this Agreement.

            6.4 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall constitute an original and all together shall constitute one Agreement.

            6.5 Successors and Assigns. This Agreement shall bind and inure to the benefit of the Indemnified Parties (as defined in Section 2.4(e)), each holder of Registrable Securities, their respective successors and assigns, provided that no rights or obligations hereunder may be transferred or assigned without the prior written consent of the other parties hereto and any assignment or transfer in violation of this Section 6.5 shall be null and void.

            6.6 Enforceability. If any term or provision of this Agreement, or the application thereof to any Person or circumstance, shall, to any extent, be invalid or unenforceable, the remaining terms and provisions of this Agreement or application to other Persons and circumstances shall not be invalidated thereby, and each term and provision hereof shall be construed with all other remaining terms and provisions hereof to effect the intent of the parties hereto to the fullest extent permitted by law.

            6.7 Law Governing. This Agreement shall be construed and enforced in accordance with and shall be governed by the laws of the State of New York applicable to contracts executed in and to be fully performed in that state.

            6.8 Entire Agreement. This Agreement constitutes the entire agreement of the parties as to its subject matter and supersedes and cancels all prior agreements, understandings and negotiations in connection with it.



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
            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.


                                    WESTPOINT STEVENS INC.

                                    By:
                                        --------------------------------------
                                        Name:
                                        Title:




                                    GREEN CAPITAL IV, L.P.

                                    By: HTG Corp., General Partner

                                    By:
                                        --------------------------------------
                                        Holcombe T. Green, Jr.
                                        President



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
                   Signature Pages to Registration Agreement



                                    SELLERS:


                                    --------------------------------------
                                    Melvin L. Adler



                                    --------------------------------------
                                    J. D. Bryan



                                    The Trust for School Reform


                                    By:
                                        --------------------------------------
                                        Susan Mathis



                                        --------------------------------------
                                        Charles W. McCall



                                        --------------------------------------
                                        O. Miles Pollard


                                        --------------------------------------
                                        Walton Corporation




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


                                        --------------------------------------
                                        M. Katherine Dwyer

                                  Schedule I

Melvin L. Adler                      46,131
The Gates - 10
2525 Peachtree Road
Atlanta, Georgia  30305

John D. Bryan                       305,872
P. O. Box 1929
15-262 S.W. Boone Way
Lake Oswego, Oregon  97035

The Trust for School Reform         305,872
c/o John D. Bryan
P. O. Box 1929
15-262 S.W. Boone Way
Lake Oswego, Oregon  97035

Susan Mathis                         92,262
20 Cherokee Road
Atlanta, Georgia  30305

Charles W. McCall                   112,262
1004 Cherbury Lane
Alpharetta, Georgia  30202

O. Miles Pollard                    142,994
P. O. Box 64509 (zip code 70896)
460 Florida Boulevard, Suite 16
Baton Rouge, Louisiana  70821

Walton Corporation                  139,274
c/o Jonathan M. Rather
Goelet Corporation
425 Park Avenue, 28th Floor
New York, New York  10022

M. Katherine Dwyer                   20,000
625 Madison Avenue
7th Floor
New York, New York  10002



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